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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Avirunion, a.s.:

    We consent to the incorporation by reference in the registration statement on Form S-3 of Owens-Illinois, Inc. for the registration of $4 billion of debt securities, preferred stock and common stock of our report dated February 17, 1997, with respect to the financial statements of Avirunion, a.s. as of and for the year ended December 31, 1996, which report appears in the Form 8-K/A of Owens-Illinois, Inc. dated May 9, 1997.

                                          KPMG Ceska republika Audit, spol.
                                          S.r.o.

Prague, Czech Republic
March 6, 1998